SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

HECLA MINING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

**** IMPORTANT NOTICE TO SHAREHOLDERS****

May 22, 2013

Dear Fellow Shareholder:

I am writing to inform you that the Annual Meeting of Shareholders of Hecla Mining Company (“Hecla”) was held on Wednesday, May 15, 2013. At the meeting, all director nominees were elected to Hecla’s Board of Directors and the ratification of BDO USA, LLP as Hecla’s auditor was approved. However, we adjourned the vote on Proposal 2 (advisory resolution on executive compensation) for the purpose of allowing additional voting by shareholders who have not yet voted, or may wish to change their votes on Proposal 2. For the results of the Annual Meeting and an announcement of the adjournment regarding Proposal 2, see Hecla’s 8-K filed with the SEC on May 17, 2013.

Hecla will reconvene the Annual Meeting, solely to vote on Proposal 2, at 9:00 a.m. (Pacific Daylight Time) on June 14, 2013, at Hecla’s corporate headquarters (6500 N. Mineral Drive, Suite 200 Coeur d'Alene, Idaho).

Our records indicate that as of March 18, 2013 (“Record Date” for the Annual Meeting) you held shares of Hecla common stock. According to our latest records, your voting instructions for Proposal 2 have not yet been received. Regardless of the number of shares you may own, it is important they be represented at the adjourned meeting for this matter to be fully considered by the shareholders.

If you sign and return the enclosed proxy card without instructions on how to vote your shares, your shares will be voted as recommended by the Board of Directors (“FOR” Proposal 2). If your shares of Hecla common stock are registered in the name of your broker as holder of record, your shares cannot be voted unless you give your specific instructions.

If you hold your shares in multiple accounts, you may receive more than one reminder letter and voting form. Please vote using each voting form you receive, to ensure that all your shares are represented at the Annual Meeting.

For the reasons set forth in the definitive Proxy Statement dated April 3, 2013, your Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

The fastest and easiest way to vote is by using one of the following methods to promptly vote your shares:

1.

Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the enclosed voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.

Telephone: Call toll-free (for registered shareholders) 1-800-690-6903 (for beneficial shareholders) 1-800-454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Mail: Sign, date and return your instruction form in the postage-paid return envelope provided.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-855-291-6792.

Thank you for your investment in Hecla Mining Company and for taking the time to vote your shares.

Sincerely,

Ted Crumley Chairman of the Board

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